UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018 (May 9, 2018)

ARMO BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38345	27-3454138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Chesapeake Drive Redwood City, CA 94063		94063
(Address of Principal Executive Offices)		(Zip Code)

(650) 779-5075

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On May 9, 2018, Eli Lilly and Company, an Indiana corporation (“Parent”), Bluegill Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and ARMO BioSciences, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares (the “Shares”) of the Company common stock, par value $0.0001 per share, at a price of $50.00 per share (the “Offer Price”), net to the seller in cash, without interest, and subject to withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) at least a majority of shares of the Company common stock then outstanding being tendered into the Offer, (ii) the receipt of certain antitrust approvals, waivers and consents, and (iii) the other conditions set forth in Exhibit A to the Merger Agreement.

The Offer will expire at one minute after 11:59 p.m., New York City time, on the date that is 20 business days (calculated in accordance with the rules of the Securities Exchange Act of 1934, as amended) following the commencement date of the Offer unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). In the Merger, each outstanding Share that is not tendered and accepted pursuant to the Offer (other than the Shares held in the treasury of the Company, Shares held by Parent or Merger Sub, and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be cancelled and converted into the right to receive the Offer Price, on the terms and conditions set forth in the Merger Agreement.

The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Merger Sub and the Company as soon as practicable following the consummation of the Offer without a stockholders meeting pursuant to the DGCL.

The Merger Agreement contains customary representations and warranties by Parent, Merger Sub and the Company. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between signing and closing, governmental filings and approvals and other matters.

The Merger Agreement contains customary non-solicitation restrictions prohibiting the Company’s solicitation of proposals relating to alternative business combination transactions and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any such transaction, subject to certain limited exceptions.

The Merger Agreement contains termination rights for each of Parent, Merger Sub and the Company, and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Parent a termination fee of $63.4 million.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Parent. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules include information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Merger Sub and Parent, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Merger Sub or Parent.

Parent and the Company issued a joint press release on May 10, 2018 announcing the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Tender and Support Agreements

On May 9, 2018, in connection with the Merger Agreement, each of Decheng Capital China Life Sciences USD Fund II, L.P., OrbiMed Private Investments IV, LP, OrbiMed Private Investments V, LP, Kleiner Perkins Caufield & Byers XIV, LLC, KPCB XIV Founders Fund, LLC, Kleiner Perkins Caufield & Byers XVI, LLC, KPCB XVI Founders Fund, LLC, Quan Venture Fund I, L.P. and Peter Van Vlasselaer, Ph.D., ARMO’s President and Chief Executive Officer, solely in their respective capacities as stockholders of the Company and who collectively beneficially own approximately 35.6% of the outstanding Shares, entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Merger Sub. The Tender and Support Agreement provides, among other things, that each applicable stockholder will tender all of the Shares held by it in the Offer.

The form of Tender and Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company, Parent or Merger Sub in any public reports filed with the SEC by the Company, Parent or Merger Sub.

The foregoing descriptions of each of the Merger Agreement and the form of Tender and Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached hereto as Exhibits 2.1 and 10.1, respectively, and are incorporated herein by reference.

Notice to Investors

The tender offer for the outstanding common stock of the Company referred to in this Form 8-K and related exhibit has not yet commenced. The description contained in this Form 8-K and related exhibit is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company common stock will be made pursuant to an offer to purchase and related materials that Parent intends to file with the SEC. At the time the offer is commenced, Parent will file a tender offer statement on Schedule TO with the SEC, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. Additionally, the Company and Parent will file other relevant materials in connection with the proposed acquisition of the Company by Parent pursuant to the terms of the merger agreement. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Parent and when available may be obtained by directing a request to Parent’s Investor Relations Department at (317) 655-6874. Free copies of the tender offer statement and related materials and the solicitation/recommendation statement, when available, may be obtained from the information agent for the tender offer or from the “For Investors” section of the Company’s website at www.armobio.com.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER OR MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Forward-Looking Statements

Various statements either contained in or incorporated by reference into this report, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” under the securities laws. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “might,” “will,” “objective,” “targets,” “designs,” “should,” “could,” “predicts,” “potential,” or the negative of these terms, and similar expressions. Such forward-looking statements include the ability of the Company, Parent and Merger Sub to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the SEC and available on the SEC’s website at www.sec.gov.

In addition to the risks described above and in the Company’s other filings with the SEC, other unknown or unpredictable factors could also affect the Company’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information contained in this report is provided only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements either contained in or incorporated by reference into this report on account of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
2.1	Agreement and Plan of Merger by and between Eli Lilly and Company, Bluegill Acquisition Corporation and ARMO BioSciences, Inc., dated May 9, 2018*

10.1	Tender and Support Agreement, dated as of May 9, 2018, by and among Eli Lilly and Company, Bluegill Acquisition Corporation and certain stockholders of ARMO BioSciences, Inc.

99.1	Joint Press Release, dated May 10, 2018

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARMO BIOSCIENCES, INC.

Date: May 10, 2018	By:	/s/ Herb Cross
Herb Cross
Chief Financial Officer